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                                                                 Exhibit (a)(iv)

                             BT INSTITUTIONAL FUNDS
                            CERTIFICATE OF AMENDMENT
                                       TO
                              DECLARATION OF TRUST

                          Effective as of May 16, 2003


     WHEREAS, Section 9.3 of Article IX of the Declaration of Trust dated March 15, 1990 (as amended from time to time, the "Declaration") of BT Institutional Funds, a Massachusetts business trust (the "Trust") provides that the Trustees of the Trust may amend the Declaration at any time without the vote of shareholders in order to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision;

     NOW THEREFORE, the Declaration is hereby amended as follows:

          (1) by striking Section 1.1 of Article I in its entirety and substituting in lieu thereof the following:

               Name. This Trust shall be known as "Scudder Institutional Funds," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine;

               and all other references to the name of the Trust in the Declaration shall be changed accordingly; and

          (2) by striking Section 11.6 of Article XI in its entirety and substituting in lieu thereof the following:

               Section 11.6. Principal Office. The principal office of the Trust is One South Street, Baltimore, Maryland 21202.

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     IN WITNESS WHEREOF, the undersigned, have executed this instrument as of the 1/st/ day of May, 2003. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/s/ Richard R. Burt                       S. Leland Dill
--------------------------------------    --------------------------------------
Richard R. Burt                           S. Leland Dill
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ Martin J. Gruber                      Richard T. Hale
--------------------------------------    --------------------------------------
Martin J. Gruber                          Richard T. Hale
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ Joseph R. Hardiman                    /s/ Richard J. Herring
--------------------------------------    --------------------------------------
Joseph R. Hardiman                        Richard J. Herring
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ Graham E. Jones                       /s/ Rebecca W. Rimel
--------------------------------------    --------------------------------------
Graham E. Jones                           Rebecca W. Rimel
As Trustee,and not individually           As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202


/s/ PhilipSaunders, Jr.                   /s/ William N. Searcy
--------------------------------------    --------------------------------------
Philip Saunders, Jr.                      William N. Searcy
As Trustee, and not individually          As Trustee, and not individually
One South Street                          One South Street
Baltimore, Maryland 21202                 Baltimore, Maryland 21202

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Robert H, Wadsworth
--------------------------------------
Robert H, Wadsworth
As Trustee, and not individually
One South Street
Baltimore, Maryland 21202